UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/10/2012

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601
DE	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders ("Annual Meeting") of Geospace Technologies Corporation (the "Company") was held on April 10, 2012 in Houston, Texas. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1:

Ms. Tina M. Langtry, Mr. Michael J. Sheen and Mr. Charles H. Still elected as directors to serve three-year terms expiring in 2015. The voting details are as follows:

	For	Withheld Authority	Non Vote
Ms. Tina M. Langtry	5,390,187	33,931	545,520
Mr. Michael J. Sheen	4,149,349	1,274,769	545,520
Mr. Charles H. Still	5,205,321	218,797	545,520

Proposal 2:

Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of UHY, LLP, independent public accountants, as auditors for the year ending September 30, 2012. This proposal was approved and the voting details are as follows:

For	Against	Abstain
5,963,653	1,161	4,824

Proposal 3:

Proposal 3 was a proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote
4,824,191	448,315	151,612	545,520

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES
CORPORATION

Date: December 5, 2012

By: /s/James Y'Barbo

James Y'Barbo

Assistant Secretary